UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 20, 2025

MODULAR MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

001-41277

(Commission File Number)

Nevada	87-0620495
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(Address of principal executive offices, with zip code)

(858) 800-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On March 20, 2025, Modular Medical, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with investors (the “Investors”) for the private placement (the “Private Placement”) of 6,247,656 units (each a “Unit”), with each Unit consisting of (A) two shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (B) one warrant (a “Warrant”) to purchase one share of Common Stock, at an offering price of $1.92 per Unit. Certain affiliates, officers and directors of the Company purchased a total of 374,478 Units in the Private Placement. The Common Stock and the Warrants included in the Units and the Common Stock underlying the Warrants are collectively referred to herein as the “Securities.” The Private Placement closed on March 26, 2025 with aggregate gross proceeds totaling approximately $12 million, before deducting placement agent fees and other expenses. The Company intends to use the proceeds from the Private Placement for general corporate and working capital purposes and supply-chain optimization and margin improvement on its MODD1 product in preparation for broad commercial availability and preparing the submission to the FDA of a tubeless version of the MODD1 product, which the Company currently believes it will submit to the FDA in the third quarter of 2025, along with ongoing work to obtain the CE mark required for overseas markets.

The Warrants have an exercise price of $1.12 per share. Each Warrant is exercisable immediately and will expire four years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, an Investor may not exercise any portion of its warrants to the extent that the Investor would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the Company’s outstanding Common Stock after exercise. In the event of certain fundamental transactions, the holder of the Warrants will have the right to receive the Black Scholes Value (as defined in the Warrants) of its Warrants calculated pursuant to a formula set forth in the Warrants, payable in cash. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system.

In addition, pursuant to the terms of the Purchase Agreement, the officers and directors of the Company have entered into agreements providing that each such person may not, without the prior written consent of the Placement Agent (as defined below), subject to certain exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities for a period of 60 days following the date of closing of the Private Placement. Also, pursuant to the Purchase Agreement, the Company agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) until one year after the date of closing of the Private Placement.

Newbridge Securities Corporation (the “Placement Agent”) acted as the Company’s placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of February 10, 2025, between the Company and the Placement Agent, pursuant to which the Company paid the Placement Agent (i) a cash fee equal to 7.25% of the aggregate gross proceeds from the sale of the Securities in the Private Placement and (ii) reimbursement for certain of out-of-pocket expenses, including for reasonable expenses and legal fees of $50,000. In addition, the Company issued to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 874,672 shares of Common Stock (7.0% of the Common Stock sold in the Private Placement). The Placement Agent Warrants have substantially the same terms as the Warrants except the Placement Agent Warrants will have an exercise price equal to $1.40 per share (125% of the exercise price of the Warrants). The Placement Agent Warrants will be exercisable six months from the date of issuance and expire on the fourth anniversary of the issuance date.

Titan Partners Group, a division of American Capital Partners, acted as financial advisor to the Company and was paid a fee of $100,000.

The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

Concurrent Direct Placement

Concurrently with the Private Placement, on March 20, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with a foreign investor (the “Purchaser”), pursuant to which the Company completed a direct private placement of 260,417 Units for additional aggregate gross proceeds of approximately $0.5 million on the same terms as the Private Placement (the “Concurrent Direct Placement”). The Purchaser is reasonably believed to be a qualified institutional buyer pursuant to Regulation S under the Securities Act. The Concurrent Direct Placement closed on March 25, 2025.

Pursuant to the Purchase Agreement and the Subscription Agreement, the Company has agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the shares of Common Stock and shares of Common Stock underlying the Warrants issued in the Private Placement and the Concurrent Direct Placement (the “Registration Statement”) within 30 days of the Closing Date, and to cause the SEC to declare effective the Registration Statement as promptly as possible.

The foregoing summary of the terms and conditions of each of the Warrant, Placement Agent Warrant, the Purchase Agreement and the Subscription Agreement is subject to, and qualified in its entirety by reference to the full text of such agreement, forms of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Securities being sold pursuant to the Purchase Agreement are being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws. For the Securities being sold pursuant to the Subscription Agreement, the Company replied upon the exemption from the registration requirements of the Securities Act provided by Regulation S promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
4.1	Form of Common Stock Purchase Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODULAR MEDICAL, INC.

Date: March 26, 2025	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer

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